UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2012

CAMCO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Wheeling Avenue, Cambridge, Ohio 43725

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (740) 435-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Advantage Bank (“Advantage”), a wholly-owned subsidiary of Camco Financial Corporation (“Camco”), entered into a consent agreement with the Federal Deposit Insurance Corporation (“FDIC”) and the State of Ohio, Division of Financial Institutions (“Ohio Division”) that provided for the issuance of an order by the FDIC and the Ohio Division, which order was executed by the FDIC and Ohio Division on February 9, 2012 (the “Bank Agreement”).

The Bank Agreement replaces a previous Cease and Desist Order issued by the FDIC and the Ohio Division on July 31, 2009 (See Item 1.02 below). The Bank Agreement requires Advantage, within specified timeframes, to, among other things,: (i) add two independent directors to Advantage’s Board; (ii) increase its Tier 1 leverage capital to 9% and its total risk based capital to 12.0%; (iii) develop and submit a capital plan; (iv) implement plans to reduce its classified assets and loan concentrations; (v) ensure the establishment of a comprehensive policy and methodology for determining the adequacy of the allowance for loan and lease losses; (vi) seek regulatory approval prior to declaring or paying any cash dividend; (vii) adopt and develop a strategic plan, liquidity plan, profit plan and budget. As a result of the Bank Agreement, Advantage continues to be ineligible as a public depository under Ohio law.

In addition to the limitations and requirements described above, Advantage cannot (i) appoint any new director or senior executive officer or change the responsibilities of any senior executive officer without regulatory approval, (ii) make indemnification or golden parachute payments, as defined in 12 C.F.R. Part 359 without obtaining prior regulatory approval, or (iii) make any additional advances that would increase the current concentrations of credit or create new concentrations. A material failure to comply with the provisions of the Bank Agreement could result in additional enforcement actions by the FDIC or the Ohio Division.

Item 1.02.	Termination of a Material Definitive Agreement.

On February 9, 2012, the Cease and Desist Order issued to Advantage by the FDIC and Ohio Division on July 31, 2009 was terminated and replaced with the above described Bank Agreement. The terms and conditions of the cease and desist order are incorporated herein by reference to the Form 8-K filed by Camco with the SEC on August 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMCO FINANCIAL CORPORATION

By:	/s/ James E. Huston
James E. Huston,
President and Chief Executive Officer

Date: February 15, 2012

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